As filed with the Securities and Exchange Commission on August 30, 1996.
                                      Registration No. _____________________




                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM S-8
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      TRINITY INDUSTRIES, INC.
       (Exact Name of Registrant as Specified in its Charter)

                 Delaware                              3743
        (State of Incorporation)          (Primary Standard Industrial
                                           Classification Code Number)

                              75-0225040
                  (I.R.S. Employer Identification No.)

                              75-0225040
                  (I.R.S. Employer Identification Number)
                        2525 Stemmons Freeway
                      Dallas, Texas  75207-2401
         (Address of Principal Executive Offices) (Zip Code)


                     TRANSCISCO INDUSTRIES, INC.
            AMENDED AND RESTATED (1994) STOCK OPTION PLAN
                    DIRECTORS' STOCK OPTION PLAN
                         STOCK PURCHASE PLAN
                      (Full title of the plans)


                           F. Dean Phelps
                           Vice President
                      Trinity Industries, Inc.
                        2525 Stemmons Freeway
                      Dallas, Texas  75207-2401
                           (214) 631-4420
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                             Copies to:

                          Charles C. Reeder
                     Locke Purnell Rain Harrell
                    (A Professional Corporation)
                          2200 Ross Avenue
                             Suite 2200
                        Dallas, Texas  75201


                    CALCULATION OF REGISTRATION FEE

                                                                      Amount
Title of           Amount To    Proposed Maximum  Proposed Maximum    Of
Securities         Be           Offering Price    Aggregate Offering  Registr-
To Be Registered   Registered   Per Unit *        Price *             ation Fee
- -------------------------------------------------------------------------------
Common Stock       177,234 **   $32.75            $5,804,414          $2,002
$1.00 par value    shares

 *Estimated solely for the purpose of calculating the registration fee. This fee was calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape on August 30, 1996.

**Includes shares reserved for issuance pursuant to the Transcisco Industries, Inc. Amended and Restated (1994) Stock Option Plan, Directors' Stock Option Plan and Stock Purchase Plan (each as hereinafter amended from time to time).

                                 PART I
          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        The information specified by Item 1 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

        The information specified by Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, and the introductory note to Part I of Form S-8.

                                        PART II            INFORMATION
REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The documents set forth below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by Trinity Industries, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and, prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

        (1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996; provided that only the following sections of the Company's 1996 Annual Report to Stockholders, incorporated by reference in the Annual Report on Form 10-K, are incorporated by reference in this
Prospectus: "Corporate Profile" (page 3), "Financial Summary" (page 15), "Management's Discussion and Analysis of Financial Condition" (pages 16-17), "Report of Independent Auditors" (page 29) and financial statements and supplementary data (pages 18-29). Portions of the Company's 1996 Annual Report to Stockholders not enumerated above are not hereby incorporated.

        (2)     The Company's Proxy Statement for the Company's 1996
Annual Meeting of Stockholders; provided that only the following portions of such Proxy Statement are incorporated by reference in this Prospectus: "Voting Securities and Stockholders" (pages 2-3), "Election of Directors" (pages 3-4), and "Executive Compensation and Other Matters" (pages 6-14). Portions of the Proxy Statement for the Company's 1996 Annual Meeting of Stockholders not enumerated above are not hereby incorporated.

        (3)     The Company's Current Report on Form 8-K, dated June 29,
1996.

        (4) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996.

        (5) The Company's Registration Statement on Form S-4, dated July 17, 1996 (Registration No. 333-8321), as amended by Post-Effective Amendment No. 1, dated July 19, 1996.

        (6) The description of the Company's common stock, $1.00 par value per share ("Company Common Stock"), and the attached Preferred Share Purchase Rights, to be offered hereby contained in the Company's Registration Statement on Form S-4, dated July 17, 1996 (Registration No. 333-8321), as amended by Post-Effective Amendment No. 1, dated July 19, 1996.

        (7) The Company's Registration Statement on Form S-3, dated August 12, 1996 (Registration No. 333-10001);

        (8)     The Company's Current Report on Form 8-K, dated August
20, 1996.

        (9) All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act after March 31, 1996 and prior to the date of this Prospectus.

        (10) All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining
unsold.                          II-1

Item 4. Description of Securities.

        This registration statement is being filed in connection with the merger, as more fully described in the Agreement and Plan of Merger, dated June 17, 1996, by and among the Company, Trinity Y, Inc., a Delaware corporation ("Trinity Y") and a wholly-owned subsidiary of the Company, and Transcisco Industries, Inc., a Delaware corporation ("Transcisco") (the "Merger Agreement") and incorporated herein by reference to Annex A to the Proxy Statement/Prospectus in Part I of the Company's Registration Statement No. 333-8321, filed with the Commission on July 17, 1996, whereby Trinity Y will merge with and into Transcisco, and Transcisco will continue in existence as a wholly-owned subsidiary of Trinity. Pursuant to the terms of the Merger Agreement, each share of Transcisco common stock (including shares to be issued in connection with the exercise of options and warrants of Transcisco) will be converted into, exchanged for, and represent the right to receive
0.1884 of a share of Company Common Stock.

Item 5. Interests of Named Experts and Counsel.

                              LEGAL MATTERS

        The legality of the shares of Company Common Stock offered hereby will be passed upon for the Company by Locke Purnell Rain Harrell
(A Professional Corporation), Dallas, Texas.

                                 EXPERTS

        The consolidated financial statements and schedule of the Company and its subsidiaries, appearing in or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference elsewhere herein. Such consolidated financial statements and schedule are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        Audited consolidated financial statements and schedule of the Company to be included in subsequently filed documents filed with the Securities and Exchange Commission will be incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (collectively, a "Proceeding"), and other than an action by or in the right of the corporation (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal Proceeding, had no reason to believe that their conduct was unlawful. With respect to derivative actions, a standard similar to the foregoing is applicable, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, and court approval is required before there can be any indemnification where the person seeking indemnification has been found to be
liable to the corporation.   The statute states that it is not to be deemed
exclusive of any other rights that may be granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Under Article VI of the Company's Bylaws, the Company is to indemnify each person who is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent authorized or permitted (i) by the Delaware General Corporation Law or by any other applicable law or any amendment thereof or (ii) by the Company's Certificate of Incorporation. Article VI of the Company's Bylaws further states that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

        The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses that the Court of Chancery or such other court shall deem proper.

        The indemnification described above (unless ordered by a court) shall be paid by the Company unless a determination is made (i) by the Company's Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the Company's stockholders, that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth above.

        To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

        Under the Company's Bylaws, the Company is to advance expenses to indemnitees to the fullest extent authorized or permitted (i) by the Delaware General Corporation Law or by any other applicable law or any amendment thereof or (ii) by the Company's Certificate of Incorporation. Article VI of the Company's Bylaws provides that costs, charges and expenses (including attorneys' fees) incurred by a person seeking indemnification under Article VI of the Company's Bylaws in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, upon approval of such director, officer, employee or agent of the Company, authorize the Company's counsel to represent such person in any Proceeding, whether or not the Company is a party to such Proceeding.

        The indemnification and advancement of costs, charges and expenses provided by the Company's Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of costs, charges and expenses may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, and shall continue as to a person who has ceased to be a director, officer, employee or agent as to actions taken while he was such a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Repeal or modification of
Article VI of the Company's Bylaws or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the corporation arising thereunder.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) transactions from which the director derived an improper personal benefit. The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director's fiduciary duty of care.

        The Company's Certificate of Incorporation contains a provision eliminating the personal liability of a director from breaches of fiduciary duty, subject to the exceptions described above.

        The Company has entered into Indemnity Agreements with all of its officers and directors that establish contract rights to indemnification substantially similar to the rights to indemnification provided for in the Company's Bylaws.

        The Company has in force an officers' and directors' liability insurance policy insuring, up to specified amounts and with specified exceptions, directors and officers and former directors and officers of the Company and its subsidiaries against damages, judgments, settlements and costs for which they are not indemnified by the Company that any such persons may become legally obligated to pay on account of claims made against them for any error, misstatement or misleading statement, act or omission, or neglect or breach of duty committed, attempted or allegedly committed or attempted by such persons in the discharge of their duties to the Company in their capacities as directors or officers, or any matter claimed against them solely by reason of their serving in such capacities. The officers' and directors' liability insurance policy also insures the Company, up to specified amounts and with specified exceptions, against any indemnification payments made by the Company to directors and officers and former directors and officers.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        Exhibit Number                          Description

          4.1 Specimen Common Stock Certificate of Trinity Industries, Inc. (incorporated by reference to Exhibit 3B to the Company's Registration Statement on Form S-8 (Registration Number 33-10937) filed April 8, 1987).

          4.2 Agreement and Plan of Merger, dated as of June 17, 1996, by and among the Registrant, Trinity Y, Inc. and Transcisco Industries, Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus in Part I of the Registrant's Registration Statement No. 333-8321, filed with the Commission on July 17, 1996).

        **5                     Opinion of Locke Purnell Rain
                                Harrell (A Professional
                                Corporation) as to the legality of
                                the shares of Common Stock being
                                registered hereby.

        **23.1 Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in the opinion filed as Exhibit 5 to this Registration Statement).

        **23.2                  Consent of Ernst & Young LLP.

        **24 Power of Attorney (included on the signature page of this Registration Statement).

        **99.1 Transcisco Industries, Inc. Amended and Restated (1994) Stock Option Plan

        **99.2                  Transcisco Industries, Inc. Directors' Stock
                                Option Plan

        **99.3                  Transcisco Industries, Inc. Stock Purchase
                                Plan

        **                      Filed herewith.

Item 9. Undertakings.

        (a)     The Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)     To include any prospectus required by
                                Section 10(a)(3) of the Securities Act of
                                1933 (the "Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the
                        "Exchange Act") that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Dallas, State of Texas, as of August 30, 1996.

                                                       TRINITY INDUSTRIES, INC.

                                                       By:/s/F. Dean Phelps
                                                          F. Dean Phelps
                                                          Vice President

                            POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Ray Wallace, John T. Sanford and F. Dean Phelps, and each of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, in any and all capacities, any and all amendments to this Registration Statement on Form S-8 now or hereafter filed by or on behalf of Trinity Industries, Inc. (the "Company"), and to file the same, with all exhibits thereto, and other documents required in connection therewith, with the Securities and Exchange Commission, and any state or other securities authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                       Date
- -------------------------------    --------------------------  ---------------
(a) Principal Executive Officer

/s/W. Ray Wallace                  Chairman of the Board,      August 30, 1996
W. Ray Wallace                     President, Chief Executive
                                   Officer

(b) Principal Financial Officer

/s/John T. Sanford                 Senior Vice President       August 30, 1996
John T. Sanford


(c) Principal Accounting Officer

/s/F. Dean Phelps                   Vice President             August 30, 1996
F. Dean Phelps

(d) Other Directors

/s/David W. Biegler                 Director                   August 30, 1996
David W. Biegler

/s/Barry J. Galt                    Director                   August 30, 1996
Barry J. Galt

/s/Clifford J. Grum                 Director                   August 30, 1996
Clifford J. Grum

/s/Dean P. Guerin                   Director                   August 30, 1996
Dean P. Guerin

/s/Jess T. Hay                      Director                   August 30, 1996
Jess T. Hay

/s/Edmund M. Hoffman                Director                   August 30, 1996
Edmund M. Hoffman

/s/Timothy R. Wallace               Director                   August 30, 1996
Timothy R. Wallace

                                        INDEX TO EXHIBITS

                                                                    Sequentially
                                                                      Numbered
  Exhibit Number                          Description                   Page
  --------------          ----------------------------------------- ------------

  4.1 Specimen Common Stock Certificate of Trinity Industries, Inc. (incorporated by reference to Exhibit 3B to the Company's Registration Statement on Form S-8 (Registration Number 33-10937) filed April 8, 1987)

  4.2                     Agreement and Plan of Merger,
                          dated as of June 17, 1996, by and
                          among the Company, Trinity Y,
                          Inc. and Transcisco Industries, Inc.
                          (incorporated by reference to
                          Annex A to the Proxy
                          Statement/Prospectus in Part I of
                          the Company's Registration
                          Statement No. 333-8321, filed with
                          the Commission on July 17, 1996).

  5 Opinion of Locke Purnell Rain Harrell (A Professional Corporation) as to the legality of the shares of Common Stock being registered

  23.1 Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in the opinion filed as Exhibit 5 to this Registration Statement)

  23.2                    Consent of Ernst & Young LLP.

  24 Power of Attorney (included on the signature page of this Registration Statement)

  99.1                    Transcisco Industries, Inc. Amended and
                          Restated (1994) Stock Option Plan

  99.2                    Transcisco Industries, Inc. Directors' Stock
                          Option Plan

  99.3                    Transcisco Industries, Inc. Stock Purchase
                          Plan

                                                               EXHIBIT 5







                             August 30, 1996


Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas  75207-2401

        Re:     Registration of 177,234 shares of Common Stock,
                Par Value $1.00 per share, pursuant to a Registration Statement on Form S-8

Gentlemen:

        We have acted as counsel for Trinity Industries, Inc., a Delaware corporation (the "Company"), with respect to certain matters described below relating to (i) 112,424 shares of common stock of the Company to be issued pursuant to the exercise of options issued under the Transcisco Industries, Inc. Amended and Restated (1994) Stock Option Plan (the "Employee Plan"), (ii) 17,710 shares of common stock of the Company to be issued pursuant to the exercise of options issued under Transcisco's Directors' Stock Option Plan (the "Directors' Stock Option Plan"), and (iii) 47,100 shares of common stock of the Company to be issued pursuant to the exercise of options issued under Transcisco's Stock Purchase Plan (the "Stock Purchase Plan") (collectively, "Common Stock") pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on this date pursuant to the Securities Act of 1933, as amended (the "Securities Act").

        In connection with our opinion, we have reviewed and relied upon the Registration Statement, the Certificate of Incorporation and the Bylaws of the Company, copies of resolutions of the board of directors of the Company authorizing the issuance of shares of Common Stock and the filing of, and the transactions described in, the Registration Statement, and such other records, documents, instruments and certificates of public officials and of the Company as we have deemed necessary for the purpose of rendering the opinions herein set forth. In making such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as copies.

        Based upon our examination of such documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

        1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

        2. Assuming, with respect to shares of Common Stock issued after the date of this letter, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's
                Certificate of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options, restricted shares, or other awards under the Employee Plan, the Directors' Stock Option Plan and the
                Stock Purchase Plan, and (iv) no change occurs in the applicable law or the pertinent facts, the shares of Common Stock purchasable upon the exercise of any option granted under the Employee Plan, the Directors' Stock Option Plan and the Stock Purchase Plan, or otherwise awardable under the Employee Plan, the Directors' Stock Option Plan and the Stock Purchase Plan, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

        We consent to the filing of this opinion as an exhibit to the Registration Statement filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 177,234 shares of Common Stock of the Company covered by the Employee Plan, the Directors' Stock Option Plan and the Stock Purchase Plan, and an indeterminable number of additional shares as may become issuable under the Employee Plan, the Directors' Stock Option Plan and the Stock Purchase Plan, pursuant to the anti-dilution provisions thereof. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                                                    Very truly yours,

                                                    LOCKE PURNELL RAIN HARRELL
                                                    (A Professional Corporation)


                                                     By:  /s/Charles C. Reeder
                                                          Charles C. Reeder

                                                               EXHIBIT 23.2

                     Consent of Independent Auditors


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Amended and Restated (1994) Stock Option Plan, Directors' Stock Option Plan and Stock Purchase Plan of Transcisco Industries, Inc. and to the incorporation by reference therein of our report dated May 9, 1996, with respect to the consolidated financial statements and schedule of Trinity Industries, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.




                                             /s/Ernst & Young LLP

Dallas, Texas
August 29, 1996

                                                               EXHIBIT  99.1

                       TRANSCISCO INDUSTRIES, INC.
                       AMENDED AND RESTATED (1994)
                            STOCK OPTION PLAN


                               ARTICLE I.
                                 General

        1. Purpose of the Plan. The purpose of the Transcisco Industries, Inc. Amended and Restated Stock Option Plan (the "Plan") is to enable Transcisco Industries, Inc. (the "Company") to recognize and reward employees, consultants and officers whose performance, contributions and skills promote the achievement of the Company's Long-term financial and business objectives, to afford them an opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its employ the best available talent for the successful conduct of its business. It is intended that this purpose will be effected through the granting of both Nonstatutory Stock Options and Incentive Stock Options, as defined below.
This Plan is an amendment and restatement of the Company's "Amended and Restated (1989) Stock Option and Stock Grant Plan."

        2. Definitions. As used herein, the following definitions shall apply:

                (a) "Board" means the Board of Directors of the Company.

                (b) "Code" means the Internal Revenue Code of 1986, as amended.

                (c) "Committee" means the Committee or Committees referred to in paragraph 5 of this Article of the Plan.

                (d) "Common Stock" means the Common Stock, $0.01 par value (as adjusted from time to time), of the Company.

                (e) "Company" means Transcisco Industries, Inc., a corporation organized under the laws of the state of Delaware, or any successor corporation.

                (f)     "Director" means a member of the Board.

                (g) "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

                (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                        (i) the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the American Stock Exchange or other principal national securities exchange on which the Common Stock is listed or admitted to trading, or

                        (ii) if the Common Stock shall then be quoted on the NASDAQ System, the last reported sale price of the Common Stock of the Company on the NASDAQ System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or

                        (iii) if such Common Stock shall not be quoted on such NASDAQ System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or

                        (iv) if neither of the foregoing is applicable, then the Fair Market Value of a share of Common Stock shall be determined by the Board of Directors of the Company in its discretion.

                (j) "Incentive Stock Option" means an option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

                (k) "Insider" means a Participant who is an officer or Director of the Company or other person whose transactions in Common Stock are subject to Section 16(b) of the Exchange Act.

                (l) "Nonstatutory Stock Option" means any option that is not an Incentive Stock Option.

                (m) "Option" means any option to purchase shares of Common Stock granted pursuant to Article II below.

                (n) "Outside Director" means a disinterested Director within the meaning of Rule 16b-3 of the Exchange Act and an outside director within the meaning of Section 162(m)(4)(C)(i) of the Code.

                (o) "Participant" means an individual selected by the Committee to receive an Option under and pursuant to the terms of the Plan.

                (p) "Plan" means the Transcisco Industries, Inc. Amended and Restated (1994) Stock Option Plan, as hereinafter amended from time to time.

                (q) "Subsidiary" means a corporation of which not less than fifty percent (50%) of the voting shares are held by the Company or by a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

                (r) "Tax Date" shall have the meaning set forth in paragraph 1 of Article III below.

        3. Eligible Participants. Any consultant or officer or other employee of the Company or of a Subsidiary whom the Committee deems to have the potential to promote the achievement of the Company's long-term financial and business objectives shall be eligible to receive Options under the Plan. No eligible employee shall be entitled to receive Options for more than Four Hundred Thousand (400,000) shares in any thirty-six (36) month period. Unless otherwise provided in the Treasury Regulations under Section 162(m) of the Code, in the event that an Option is canceled, the shares which were the subject of such canceled Option will continue to be counted when determining the number of shares for which Options have been issued in any thirty-six (36) month period, and the shares which are the subject of any replacement Option shall be treated as additional shares for purposes of calculating the limit provided for in this paragraph. The reduction of the exercise price of an Option shall be deemed to be the cancellation of the original Option and the grant of a new Option.

        4.      Stock Subject to the Plan.  Subject to paragraphs 2 and 3 of
Article III, the total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be Seven Hundred Fifty Thousand (750,000) shares. Subject to paragraphs 2 and 3 of Article III below, if any shares of Common Stock that have been optioned under an Option cease to be subject to such Option, such shares shall again be available for distribution in connection with future Option grants under the Plan.

        5.      Administration.

                (a) Procedure. The Plan shall be administered by a Committee designated by the Board to administer the Plan, which Committee shall be comprised of two or more persons, each of whom shall be an Outside Director. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may change the size of the Committee, appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies, however caused, all to the extent permitted by Rule 16b-3, with respect to a plan intended to qualify thereunder as a discretionary plan, and by Section 162(m) of the Code and any Regulations promulgated thereunder.

                (b) Authority. Subject to the general purposes, terms, and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan including, but not limited to, the following:

                        (i) to select the Participants to whom Options, may from time to time be granted hereunder;

                        (ii) to determine whether and to what extent Options are granted hereunder;

                        (iii)   to determine the number of shares of
Common Stock to be covered by each such Option granted hereunder;

                        (iv) to approve forms of agreement for use under the Plan;

                        (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder, including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion;

                        (vi)    to determine whether and under what
circumstances an Option may be settled in cash under Paragraph 11 of Article 11 instead of Common Stock;

                        (vii) to determine the form of payment that will be acceptable consideration for exercise of an Option granted under the Plan; and

                        (viii)  to reduce the exercise price of any Option.

                                The Committee shall have the authority to
construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to correct any defect or omission or reconcile any inconsistency in the Plan or any Option granted hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. It is the intent of this provision to give the committee discretion in administering the Plan and carrying out its duties hereunder, including designating an administrator of the Plan for day to day operations (the "Plan Administrator"). A majority of the Committee shall constitute a quorum, and the acts of a majority of the quorum shall be sufficient for the taking of any action under the Plan. No member of the Committee shall be liable for any act done or determination made in good faith under the terms of the Plan.

        6. Duration of the Plan. The Plan shall remain in effect until the earlier of the termination thereof by the Board or September 20, 2004, which is ten years after the date the Plan was adopted by the Board.

                               ARTICLE II.
                                 Options

        1. Award of Stock Options. The Committee, in its discretion, may grant Options to Participants, and shall determine whether such Options shall be Incentive Stock Options or Nonstatutory Stock Options. Each Option shall be evidenced by a written Option agreement which shall expressly identify the Option as an Incentive Stock Option or as a Nonstatutory Stock Option, and shall be in such form and contain such provisions as the Committee shall from time to time deem appropriate. Without limiting the foregoing, the Committee may, at any time, or from time to time, authorize the Company, with the consent of the respective recipients, to issue new Options including Options in exchange for the surrender and cancellation of any or all outstanding Options or Rights. All such Option agreements shall contain the terms and conditions discussed in the remainder of this Article.

        2. Option Price; Number of Shares. The Option price, which shall be approved by the Committee, may be less than the Fair Market Value of the Common Stock at the time the Option is granted; provided, however, that in the case of an Incentive Stock Option, the price shall be no less than one hundred percent (100%) of the Fair Market Value of the

Common Stock on the date the Option is granted, subject to any additional conditions set out in paragraph 8 of this Article. The Option agreement shall specify the number of shares of Common Stock to which it pertains.

        3. Waiting Period and Exercise Dates. At the time an Option is granted, the Committee will determine the terms and conditions to be satisfied before shares may be purchased, including the dates on which shares subject to the Option may first be purchased. The Committee may specify that an Option may not be exercised until the completion of the waiting period specified at the time of grant, and any such period is referred to herein as the "Waiting Period." At the time an Option is granted, the Committee shall fix the period within which such Option may be exercised, which shall not be less than the Waiting Period, if any, nor, in the case of an Incentive Stock Option, more than ten (10) years from the date of grant.

        4. Form of Payment. The consideration to be paid for the shares of Common Stock to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of any of the following: (i) cash, (ii) certified or cashier's check, (iii) promissory note, (iv) other shares of Common Stock which (x) either have been owned by the optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (vi) delivery of an irrevocable subscription agreement for the shares which obligates the option holder to take and pay for the shares not more than 12 months after the date of delivery of the subscription agreement or (vii) any combination of the foregoing methods of payment.

        5. Effect of Termination of Employment or Death of Employee Participants. In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or of any Subsidiary due to retirement or disability, or if an employee dies while employed by the Company or any Subsidiary, any Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination of employment shall expire not later than one year from such date, but if an Optionee ceases to be an employee of the Company or a Subsidiary for any other reason then such Option shall expire not later than ninety (90) days from such date; provided, however, that, notwithstanding the foregoing, such Option shall not be exercisable after the expiration of the term of such Option as set forth in the Option agreement. If in any case the Committee shall determine that an employee shall have been discharged for Just Cause (as defined below) such employee shall not thereafter have any rights under the Plan or any Option that shall have been granted to him or her under the Plan. For purposes of this Section, "Just Cause" means that the termination of employment of an employee shall have taken place as a result of (i) willful breach or neglect of assigned functions or duties; (ii) failure or refusal to comply with the Company's rules, policies, and practices; (iii) dishonesty; (iv) insubordination; (v) being under the influence of drugs (except to the extent medically prescribed) or alcohol while on duty or on Company premises; (vi) conduct endangering or likely to endanger the health or safety of another employee; or (vii) conviction of a felony. In the event of the death of an Optionee, that portion of the Option which had become exercisable on the date of death or termination (as the case may be) shall be exercisable by his or her personal representatives, heirs or legatees. In the event that an optionee ceases to be an employee of the Company or of any Subsidiary for any reason, including death or retirement, prior to the lapse of the Waiting Period, if any, his or her Option shall terminate and be null and void.

        6. Leave of Absence. The employment relationship shall not be considered interrupted (i) in the case of sick leave, military leave or any other leave of absence approved by the Board so long as the actual period of any such leave does not exceed the period approved by the Company or (ii) if the employee's right to reemployment is guaranteed by statute and such reemployment occurs consistent with such statutory provisions. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event shall an Option be exercised after the expiration of the term set forth in the Option Agreement.

        7. Acceleration of Option Period. The Committee may accelerate the earliest date on which outstanding Options (or any installments thereof) are exercisable.

        8. Special Incentive Stock Option Provisions. In addition to the foregoing, Options granted under the Plan which are intended to be Incentive Stock Options under Section 422 of the Code shall be subject to the following terms and conditions:

                        (i) Dollar Limitation. To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Options designated as Incentive Stock Options become exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as Nonstatutory Stock Options. For purposes of the preceding sentence, (i) options shall be taken into account in the order in which they were granted and (ii) the Fair Market Value of the shares shall be determined as of the time the Option with respect to such shares is granted.

                        (ii) 10% Stockholder. If any person to whom an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of Common Stock, as determined under
Section 424(d) of the Code, possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, then the following special provisions shall be applicable to the option granted to such individual:

                                (A)     The Option price per share of the
Common Stock subject to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant; and

                                (B)     The Option shall not have a term in
excess of five years from the date of grant.

Except as modified by the preceding provisions of this paragraph 8 and except as otherwise required by Section 422 of the Code, all of the provisions of the Plan shall be applicable to the Incentive Stock Options granted hereunder.

        9. Other Provisions. Each Option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Committee.

        10. Options to Consultants. Options granted to consultants shall not be subject to Paragraphs 3 and 5 of this Article, but shall have such terms and conditions pertaining to the Waiting Period (if any), exercise date, and effect of termination of the consulting relationship as the Committee shall determine in each case.

        11. Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash or Common Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

        12. Rule 16b-3. Options granted to person subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder.

                              ARTICLE III.
                              Miscellaneous

        1. Stock Withholding to Satisfy Withholding Tax Obligations. When a Participant incurs tax liability in connection with the exercise or vesting of any Option, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount required to be withheld determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by Participant to have shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

                (a) the election must be made on or prior to the applicable Tax Date;

                (b) once made, the election shall be irrevocable as to the particular shares as to which the election is made;

                (c) all elections shall be subject to the consent or disapproval of the Committee;

                (d) if the Participant is an insider, the election may not be made within six months of the date of grant of the Option, provided, however, that this limitation shall not apply in the event that death or Disability of the optionee occurs prior to the expiration of the six-month period; and

                (e) if the participant is an insider, the election must be made either six months prior to the Tax Date (as determined in accordance with Section 83 of the Code) or in the 10-day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales or earnings.

        In the event the election to have shares withheld is made by a participant who is an Insider and the Tax Date is deferred until a period after exercise of the Option because of the application of Section 83(b) of the Code, the participant shall receive the full number of shares with respect to which the exercise occurs, but such participant shall be unconditionally obligated to tender back to the Company the proper number of shares on the Tax Date.

        2. Recapitalization. In the event that there is any change in the number of outstanding shares of Common Stock or of the capital structure of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares of Common Stock deliverable in connection with any option previously granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price (where applicable).

        3. Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the assets or stock of the Company is acquired by another person, or in case of separation, reorganization, or Liquidation of the Company, or similar event (including a change in control, as determined by the Board), or the board of directors of any corporation assuming the obligations of the Company hereunder, shall, as to outstanding Options either (a) make appropriate provisions for the protection of any such outstanding Options by the assumption or substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated, or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock, provided that in the case of Incentive Stock Options, such assumption or substitution shall comply with Section 424(a) of the Code, or (b) upon written notice to the participant, provided that the Option must be exercised within thirty (30) days of the date of such notice or it will be terminated. In any such case, the Committee may, in its discretion, advance the lapse of vesting periods, Waiting Periods, and exercise dates.

        4. Employment Relationship. Nothing in the Plan or any award made thereunder shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or consulting relationship at any time, with or without cause, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

        5. General Restriction. Each award shall be subject to the requirement that, if, at any time, the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to such award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such award or the issue or purchase of shares thereunder, such award may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

        6. Rights as a Stockholder. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of exercise once an Option is exercised by the holder thereof, the participant shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her holding is entered upon the records of the duty authorized transfer agent of the Company. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such holding is entered upon the records of such transfer of agent.

        7. Nonassignability of Options. No Options issued hereunder shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution and as otherwise consistent with the specific Plan provisions relating thereto. During the life of the recipient, an Option shall be exercisable only by him or her.

        8. Withholding Taxes. Whenever, under the Plan, shares are to be issued in satisfaction of Options granted hereunder, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever, under the Plan, payments are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

        9. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitation on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        10. Amendment, Suspension or Termination of the Plan. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any grantee under any grant theretofore made,
without his or her consent.   In addition, to the extent necessary and
desirable to comply with Rule 16b-3 under the Exchange Act or under Sections 422 or 162(m) of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

        11. Effective Date of the Plan. The Plan shall become effective upon approval of the Company's stockholders. The stockholders shall be deemed to have approved this Plan only if it is approved at a duty noticed meeting of the stockholders by a vote taken in such manner as required by the Company's certificate of incorporation, its bylaws and the laws of the State of Delaware at the time such vote is taken. Options may be granted and exercised under the Plan only after there has been compliance with all applicable federal and state securities laws.

                                                               EXHIBIT 99.2

                     TRANSCISCO INDUSTRIES, INC.
                        AMENDED AND RESTATED
                    DIRECTORS' STOCK OPTION PLAN

        Transcisco Industries, Inc. (the "Company"), in order to attract and retain qualified members of its Board of Directors and to provide additional incentive by offering them an opportunity to obtain a proprietary interest in the Company, hereby authorizes non-qualified stock options to be granted to members of the Board of Directors to purchase shares of the Common Stock of the Company having a par value of $.01 per share (the "Common Stock") upon the following terms and conditions, pursuant to this Amended and Restated Directors' Stock Option plan (the "Plan").

        1. Number of Shares Subject to Option. The aggregate number of shares which may be issued under the Plan is 100,000 shares of Common Stock. Such shares may be either authorized but unissued, reacquired, or treasury shares. If the Company shall effect one or more stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the Committee on Stock Options and Management of the Board of Directors of the Company shall proportionately adjust the aggregate number and kind of shares with respect to which options may be granted under the Plan. If any option granted hereunder, or any portions thereof, shall expire or terminate for any reason without having been exercised in full, the shares with respect to which it has been exercised shall be available for further options.

        2. Eligibility. Options may only be granted to members of the Board of Directors.

        3.      Grant and terms of Options.

                (i) On the date of the annual meeting coincident with or first succeeding a director's election to the Board of Directors (other than a reelection for successive term), each director in office at the time of such meeting (but not leaving office as of such meeting) will receive a grant of options equal to the product of 2,000 times the number of years for which the director was elected to the Board. Each option shall represent the right to purchase one share of Common
        Stock. Payment of the option exercise price must be made in cash. At each subsequent annual meeting at which a director is reelected, the director shall be granted an additional number of options, equal to the product of 2,000 times the number of years for which the director was reelected to the Board. If, in any year, an insufficient number of shares are available for grant under this Plan, each director shall receive a pro-rata allocation of options.

                (ii) Each option shall become exercisable six months from the later of (a) date of grant or (b) the date shareholders approve this Plan.

                (iii) The option shall not be exercisable unless either the Common Stock subject to the option has been registered under the Securities Act of 1933, as amended, or the optionee has furnished the Company with an investment representation satisfactory to the Company.

                (iv) The option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by the optionee.

                (v) The option shall be exercisable for five years from the date specified in (ii) above, provided that in the event that an optionee resigns by reason of permanent disability (as defined in Section 105(d)(4) of the Internal Revenue Code of 1986), then the optionee may exercise any option for one year from the date of resignation by reason of permanent disability, and if the optionee resigns for any other reason, the optionee may exercise any option for three months from the date of resignation.

                (vi) Each option shall have an exercise price equal to the fair market value of the Common Stock on the date of grant as determined by the average closing price of the Common Stock on the American Stock Exchange for the 60 trading days preceding the date of grant.

        4. Stock Option Agreement. The terms and conditions of the grant of each option granted hereunder shall be embodied in a written agreement which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate this Plan by reference. Such agreement shall also include the date, name of optionee, number of shares to which it relates, and option exercise price per share.

        5. Death of Optionee. If an optionee entitles to exercise an option dies, then such option may be exercised by the optionee's estate, and/or by a person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs prior to the expiration of the option and within one year after death.

        6. Amendment. This Plan may be amended at any time and from time to time by the Board of Directors of the Company, provided that no provision affecting the aggregate number of shares which may be issued under the options granted pursuant to this Plan, the class of persons eligible to receive such options, or the timing, amount or exercise price of the option grants may be amended more frequently than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1975, as amended. Any amendment (i) which under the requirements of applicable law must be approved by the stockholders of the Company, or (ii) which must be approved by the stockholders of the Company in order to maintain the continued qualification of the Plan under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, will be effective unless and until such stockholder approval has been obtained. No amendment shall alter or impair any of the rights or obligations or any person, without his consent, under any option theretofore granted under this Plan.

        7. Termination. This Plan shall terminate upon the first of the following dates or events to occur:

                (a) upon the adoption of a resolution of the Board of Directors of the Company terminating the Plan; or

                (b) on December 31, 1999.

No termination of this Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any option theretofore granted under the Plan.

        8. Stockholder Approval. The Plan shall be submitted to the stockholders of Transcisco Industries, Inc. for their approval on or before November 16, 1994. The stockholders shall be deemed to have approved this Plan only if it is approved at a duly called and held meeting of the stockholders in accordance with the Company's Certificate of Incorporation, its Bylaws and the laws of the State of Delaware.

        9. Effect of Reorganization. In the event that (i) the Company is merged with or consolidated into another corporation which is not the wholly owned subsidiary of the Company or in which the stockholders of the Company, immediately prior to such merger or consolidation, do not own more than fifty percent (50%) of the voting stock and the Company is not the surviving corporation and there shall be any change in the shares of Common Stock by reason of such merger or consolidation, (ii) all or substantially all of the assets of the Company are acquired by another corporation, or (iii) the Company is reorganized, dissolved or liquidated (each such event in (i), (ii) and (iii) being hereinafter referred to as a "Reorganization Event"), then each option shall be terminated, unless exercised within the thirty (30) days prior to the effective date. Any such exercise shall be conditional upon the consummation of the applicable Reorganization Event.

        In the event of a change in the Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

        10. Withholding Taxes. Whenever the Company proposes to deliver shares of Common Stock under the Plan, the Company shall have the right to require the individual who is to receive the shares to remit to the Company, prior to the delivery of any certificate or certificates for such shares, an amount sufficient to satisfy any Federal, state and/or local tax withholding requirements.

                                                               EXHIBIT 99.3


                       TRANSCISCO INDUSTRIES, INC.
                           STOCK PURCHASE PLAN

                                ARTICLE I
                                 General

        11. Purpose of the Plan. The purpose of the Transcisco Industries, Inc. Stock Purchase Plan (the "Plan") is to enable Transcisco Industries, Inc. (the "Company") to recognize and reward employees, consultants and officers whose performance, contributions and skills promote the achievement of the Company's long-term financial and business objectives, to afford them an opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its employ the best available talent for the successful conduct of its business. It is intended that this purpose will be effected through the granting of stock purchase rights.

        12. Definitions. As used herein, the following definitions shall apply:

                (i) "Board" means the Board of Directors of the Company.

                (ii) "Committee" means the Committee or Committees referred to in paragraph 5 of this Article of the Plan.

                (iii) "Common Stock" means the Common Stock, $0.01 par value (as adjusted from time to time), of the Company.

                (iv) "Company" means Transcisco Industries, Inc., a corporation organized under the laws of the state of Delaware, or any successor corporation.

                (v)     "Director" means a member of the Board.

                (vi) "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

                (vii) "Participant" means an individual selected by the Committee to receive a Right under and pursuant to the terms of the Plan.

                (viii) "Plan" means the Transcisco Industries, Inc. Stock Purchase Plan, as hereinafter amended from time to time.

                (ix) "Right" means the Stock Purchase Rights granted pursuant to the Plan.

                (x) "Stock Purchase Right" means the right to purchase Common Stock pursuant to a stock purchase agreement entered into between the Company and the purchaser under Article II below. Such Rights are not intended to be stock options, but rather represent an offer by the Company to purchase shares of Common Stock at a particular price.

                (xi) "Subsidiary" means a corporation of which not less than fifty percent (50%) of the voting shares are held by the Company or by a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

        13. Eligible Participants. Any officer, consultant, or other employee of the Company or of a Subsidiary whom the Committee deems to have the potential to promote the achievement of the Company's long-term financial and business objectives shall be eligible to receive awards under the Plan.

        14. Stock Subject to the Plan. Subject to paragraph (1) of Article III, the total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 510,000 shares; provided, however, that the aggregate number of shares of Common Stock issued pursuant to the Plan (i) in any particular year shall not exceed 5% of the outstanding Common Stock and (ii) in any five-year period, shall not exceed 10% of the outstanding Common Stock.

        15.     Administration.

                (i) Procedure. The Plan shall be administered by a Committee designated by the Board to administer the Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may change the size of the Committee, appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies, however caused.

                (ii) Authority. Subject to the general purposes, terms, and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan including, but not limited to, the following:

                        a. to select the Participants to whom Stock Purchase Rights may from time to time be granted hereunder;

                        b. to determine whether and to what extent Rights are granted hereunder, and the purchase price for stock issuable upon exercise of the Right (which purchase price may be less than the fair market value thereof);

                        c. to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

                        d. to approve forms of agreement for use under the Plan;

                        e. to determine the form of payment that will be acceptable consideration for exercise of a Right granted under the Plan;

                        f. to determine the terms and restrictions applicable to Rights.

        The Committee shall have the authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to correct any defect or omission or reconcile any inconsistency in the Plan or any award granted hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. It is the intent of this provision to give the Committee discretion in administering the Plan and carrying out its duties hereunder, including designating an administrator of the Plan for day to day operations (the "Plan Administrator"). A majority of the Committee shall constitute a quorum, and the acts of a majority of the quorum shall be sufficient for the taking of any action under the Plan. No member of the Committee shall be liable for any act done or determination made in good faith under the terms of the Plan.

        16. Duration of the Plan. The Plan shall remain in effect until terminated by the Board under the terms of the Plan.

                               ARTICLE II.
                          Stock Purchase Rights

        17. Rights to Purchase. Stock Purchase Rights may be issued to any Participant that the Committee may select. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that such person shall be entitled to purchase, the price to be paid, the terms of any repurchase option with respect to the shares, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Stock Purchase Agreement in the form determined by the Committee.

        18. Repurchase Option. At the discretion of the Committee, the Restricted Stock purchase agreement may grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

        19. Other Provisions. The Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Stock Purchase Agreements need not be the same with respect to each purchaser.

                              ARTICLE III.
                              Miscellaneous

        20. Recapitalization. In the event that there is any change in the number of outstanding shares of Common Stock or of the capital structure of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction, the number of shares available under the Plan shall be increased or decreased proportionately.

        21. Relationship. Nothing in the Plan or any award made thereunder shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or consulting relationship at any time, with or without cause, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

        22. Withholding Taxes. The Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for any shares transferable pursuant to the exercise of a Right.

        23. Effective Date of the Plan. The Plan shall become effective upon adoption thereof by the Company's Board of Directors.